EXHIBIT 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 13, 2012

Evolution Petroleum Corporation

2500 CityWest Blvd.

Suite 1300

Houston, Texas 77042

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our letter report dated August 8, 2012, and to the inclusion of information taken from our “Appraisal Report as of June 30, 2012 on Certain Delhi Field Properties owned by Evolution Petroleum Corporation” in the sections Business Strategy-Delhi Field CO2 EOR (Enhanced Oil Recovery) Project, Estimated Oil and Natural Gas Reserves and Estimated Future Net Revenues, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2012.  We further consent to the incorporation by reference of information contained in our report as of August 8, 2012, in the Evolution Petroleum Corporation Registration Statement No. 333-152136 on Form S-8, Registration Statement No. 333-183746 on Form S-8 and Registration Statement No. 333-168107 on Form S-3.

Very truly yours,

/s/DeGolyer and MacNaughton/

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716